UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2012

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland(State or Other Jurisdiction of Incorporation)	001-32185(Commission File Number)	36-3953261(IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000(Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 16, 2012, Inland Real Estate Corporation (NYSE: IRC) announced that it had paid a cash dividend of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Preferred Stock”), to holders of record of Preferred Stock at the close of business on July 2, 2012. In addition, on July 16, 2012, the Company declared a cash dividend of $0.169271 per share on the outstanding shares of its Preferred Stock, payable on August 15, 2012 to holders of record of Preferred Stock at the close of business on August 1, 2012. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation, dated July 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	President and Chief Executive Officer

Date:

July 16, 2012

exhibit index

Exhibit No.

Description

  99.1                 Press release of Inland Real Estate Corporation, dated July 16, 2012